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                                                                EXHIBIT 99(c)(2)



                        TENDER AGREEMENT AND IRREVOCABLE PROXY


     TENDER AGREEMENT AND IRREVOCABLE PROXY ("Agreement") dated as of April 7, 1998 among HUNTSMAN PACKAGING CORPORATION, a Utah corporation ("Parent"), VA ACQUISITION CORPORATION, a Delaware corporation (the "Purchaser"), and the persons listed on SCHEDULE 1 hereto (each a "Stockholder", and, collectively, the "Stockholders").

     WHEREAS, Parent, the Purchaser and Blessings Corporation, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") providing for the making of a cash tender offer (the "Offer") by the Purchaser for shares of Common Stock, par value $0.71 per share, of the Company (the "Company Common Stock"), and the merger of the Company with and into the Purchaser (the "Merger");

     WHEREAS, the Stockholders own in the aggregate 5,925,072 shares (as such shares may be adjusted by conversion, dividend, stock split, recapitalization, exchange, merger or similar transaction, the "Shares") of Company Common Stock; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have requested that the Stockholders agree to tender the shares, as set forth herein;

     NOW, THEREFORE, to induce Parent and the Purchaser to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

     1. TENDER OF SHARES. (a) Each Stockholder hereby agrees to validly tender and sell, (and not withdraw), pursuant to and in accordance with the terms of the Offer, (i) not later than the seventh day after the commencement of the Offer pursuant to Section 1.1(a) of the Merger Agreement, the number of Shares set forth opposite such Stockholder's name on Schedule I hereto (the "Existing Shares"), and (ii) any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (each Stockholder shall promptly provide written notice to the Purchaser upon consummation of any such acquisition, and the term "Shares" shall include such shares), provided that the price per Share pursuant to the Offer shall be no less than the Per Share Price, as that term is defined in the Merger Agreement. Each Stockholder hereby acknowledges and agrees that Parent's and the Purchaser's obligation to accept for payment and pay for shares of Company Common Stock in the Offer, including the Shares owned by such Stockholder, is subject to the terms and conditions of the Offer.

     (b) Each Stockholder hereby agrees to permit Parent, the Purchaser and the Company to publish and disclose in the documents relating to the Offer and the Merger (including all documents, schedules and proxy statements filed with the Securities and Exchange Commission) its, his or her identity and ownership of Shares and the nature of its, his or her commitments, arrangements and understandings under this Agreement.

     2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. Each of the Stockholders, with respect to itself only, hereby severally represents and warrants to Parent and the Purchaser as follows:

          (a) AUTHORITY. Each such Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, and other similar laws affecting the enforcement of creditors' right generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Stockholder or to such Stockholder's property or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

          (b) THE SHARES. Such Stockholder has, and the transfer by such Stockholder of its, his or her Shares hereunder will pass to the Purchaser, good and marketable title to the number of Existing Shares set forth opposite such Stockholder's name in SCHEDULE I hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever. Such Stockholder owns of record no shares of Company Common Stock other than the Existing Shares. Except pursuant to this Agreement, the Existing Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding

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     restricting or otherwise relating to the voting, dividend rights or disposition of the Existing Shares. Such Stockholder has sole power with respect to the matters set forth in this Agreement with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

     3. REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER. Parent and the Purchaser hereby represent and warrant to each Stockholder as follows:

          AUTHORITY. Each of Parent and the Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the Purchaser and the consummation by Parent and the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and the Purchaser. This Agreement has been duly executed and delivered by Parent and the Purchaser and constitutes a valid and binding obligation of Parent and the Purchaser enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Purchaser or to the property or assets of the Parent or Purchaser. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Parent or Purchaser in connection with the execution and delivery of this Agreement or, except as set forth in the Merger Agreement, the consummation by the Parent or Purchaser of the transactions contemplated hereby.

     4.   COVENANTS OF THE STOCKHOLDERS.

          (a)  Each Stockholder severally agrees not to:

               (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares to any person other than the Purchaser or the Purchaser's designee; provided, however, that (x) a Stockholder may transfer its Shares to a charitable organization, provided that such charitable organization agrees to be bound by the terms and provisions of this Agreement

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          applicable to such Stockholder and (y) the Williamson-Dickie
          Manufacturing Company ("Williamson-Dickie") may transfer its Shares to a wholly-owned subsidiary of Williamson-Dickie, provided that such subsidiary agrees to be bound by the terms and provisions of this Agreement applicable to Williamson-Dickie and, provided, further, in the case of clauses (x) and (y) above the transferring Stockholder shall continue to be bound by the terms and provisions of this Agreement;

               (ii) deposit any Shares into a voting trust or grant a proxy or enter into a voting agreement with respect to any Shares except as provided in this Agreement; or

               (iii) solicit, facilitate, initiate, encourage or take any other action to facilitate (including by way of furnishing information) any Acquisition Proposal (as defined in the Merger Agreement), the acquisition of any shares of Company Common Stock or the acquisition of all or substantially all the assets of the Company by any person other than Parent or the Purchaser, except in connection with any actions permitted under Section 5.2 of the Merger Agreement.

          (b) Each Stockholder agrees to notify the Purchaser promptly and to provide all details requested by the Purchaser if such Stockholder shall be approached or solicited, directly or indirectly, by any person with respect to any matter described in Section 4(a)(iii).

          (c) Each Stockholder agrees that at any annual or special meeting of the stockholders of the Company and in any action by written consent of the stockholders of the Company, such Stockholder will (i) vote the Shares in favor of the Merger and the Merger Agreement and (ii) vote the Shares against any action or agreement which could result in a breach of any representation, warranty or covenant of the Company in the Merger Agreement or which could otherwise impede, delay, prevent, interfere with or discourage the Offer or the Merger including, without limitation, any Acquisition Proposal.

     5. IRREVOCABLE PROXY. Each Stockholder hereby irrevocably appoints the Purchaser as the attorney and proxy of such Stockholder, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to all Shares that such Stockholder is entitled to vote at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, to vote such Shares as set forth in Section 4(c) hereof; PROVIDED, that in any such vote or other action pursuant to such proxy, the Purchaser shall not have the right (and such proxy shall not confer the right) to vote to reduce the Per Share Price or the Merger Consideration (as defined in the Merger Agreement) or to otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholders) under the Offer or the Merger Agreement or to reduce the obligations of Purchaser thereunder; and PROVIDED FURTHER, that this proxy shall irrevocably cease to be in effect at any time that (x) the Offer shall have expired or terminated without any shares of Company Common Stock being purchased thereunder in

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violation of the terms of the Offer, (y) the Purchaser shall be in violation of the terms of this Agreement or (z) the Merger Agreement shall have been terminated in accordance with its terms. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Stockholder hereby revokes, effective upon the execution and delivery of the Merger Agreement by the parties thereto all other proxies and powers of attorney with respect to the Shares that such Stockholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney (except in furtherance of such Stockholder's obligations under Section 4(c) hereof) shall be given or written consent executed (and if given or executed, shall not be effective) by such Stockholder with respect thereto so long as this Agreement remains in effect. Each Stockholder shall forward to the Purchaser any proxy cards that such Stockholder receives with respect to the Offer or the Merger Agreement.

     6. NO BROKERS. Each of the Stockholders, Parent and the Purchaser represents, as to itself and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fees or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have occurred or been made by such party or its affiliates.

     7. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by the parties to this Agreement shall survive the purchase of Shares pursuant to the Offer notwithstanding any investigation at any time made by or on behalf of any party hereto.

     8. FURTHER ASSURANCES. If the Purchaser purchases Shares pursuant to the Offer, each Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, including the transfer of the Shares to the Purchaser and the release of any and all claims, liens, encumbrances and security interests with respect thereto.

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that (i) the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned subsidiary of Parent and (ii) a stockholder may assign its rights, interests and obligations to the extent permitted by Section 4(a)(i) in connection with a transfer of Shares permitted by Section 4(a)(i). This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     10. GUARANTEE OF PERFORMANCE. Parent hereby guarantees the payment and performance by the Purchaser of its obligations under this Agreement.

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     11.  GENERAL PROVISIONS.

          (a) SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

          (b) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          (c) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto to which such amendment applies.

          (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by reputable overnight courier or mailed by registered or certified mail (return receipt requested) or sent by confirmed telecopy to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Parent or the Purchaser, to

                    Huntsman Packaging Corporation
                    500 Huntsman Way
                    Salt Lake City, Utah 84108
                    Attention:  Ronald G. Moffitt
                    Telecopier No.: 801/584-5783

               with a copy to:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, Illinois 60601
                    Attention:  John L. MacCarthy
                    Telecopier No.:  312/558-5700

               (ii) if to the Stockholders, to the addresses set forth opposite their names on SCHEDULE 1 hereto.

          (e) INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

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          (f)  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (g) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h)  GOVERNING LAW; JURISDICTION

               (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

               (ii) In addition, each of the parties hereto (A) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and consents to service of process by notice as provided in this Agreement, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (C) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal or state court sitting in the State of Delaware.

          (i) TERMINATION. The obligations of the parties hereunder shall terminate upon the termination of the Merger Agreement in accordance with its terms.

          (j) WAIVER OF APPRAISAL RIGHTS. To the extent applicable, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have on the terms set forth in the Merger Agreement as in effect on the date hereof with such changes which do not adversely affect such Stockholder.

                               [signature page follows]

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     IN WITNESS WHEREOF, Parent, the Purchaser and the Stockholders have signed or caused their respective officers thereunto duly authorized, to sign this Agreement, all as of the date first written above.

                              HUNTSMAN PACKAGING CORPORATION

                              By: /s/ Richard P. Dunham
                                 ------------------------------------------
                              Name:  Richard P. Dunham
                              Title: President and Chief Executive Officer

                              VA ACQUISITION CORPORATION

                              By: /s/ Richard P. Dunham
                                 ------------------------------------------
                              Name:  Richard P. Dunham
                              Title: President and Chief Executive Officer

                              WILLIAMSON-DICKIE MANUFACTURING
                                  COMPANY

                              By  /s/ Philip C. Williamson
                                 ------------------------------------------
                              Name:  Philip C. Williamson
                              Title: Chairman President and CEO

                              /s/ Leonard Birnbaum
                              ---------------------------------------------
                              Leonard Birnbaum

                              /s/ Michael C. Carlson
                              ---------------------------------------------
                              Michael C. Carlson

                              /s/ Wayne A. Durboraw
                              ---------------------------------------------
                              Wayne A. Durboraw

                              /s/ Joseph J. Harkins
                              ---------------------------------------------
                              Joseph J. Harkins

                              /s/ James P. Luke
                              ---------------------------------------------
                              James P. Luke

                              /s/ John W. McMackin
                              ---------------------------------------------
                              John W. McMackin

                              /s/ Elwood M. Miller
                              ---------------------------------------------
                              Elwood M. Miller

                              /s/ Manuel G. Villareal
                              ---------------------------------------------
                              Manuel G. Villareal

                              /s/ Robert E. Weber
                              ---------------------------------------------
                              Robert E. Weber

                                      SCHEDULE I

                        STOCKHOLDER                                SHARES
                       -------------                              ---------
 Williamson-Dickie Manufacturing Company                          5,496,096
 319 Lipscomb Street
 Fort Worth, Texas 71602

 Leonard Birnbaum                                                    79,238
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 Michael C. Carlson                                                  10,000
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 Wayne A. Durboraw                                                   13,147
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 Joseph J. Harkins                                                   12,134
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 James P. Luke                                                       69,490
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 John W. McMackin                                                    24,542
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 Elwood M. Miller                                                    87,812
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

                        STOCKHOLDER                                SHARES
                        -----------                               --------
 Manuel G. Villareal                                                120,613
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603

 Robert E. Weber                                                     12,000
 c/o Blessings Corporation
 200 Enterprise Drive
 Newport News, Virginia 23603
                                                                 -----------
 Total                                                            5,925,072

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